Exhibit 26 (g) iii. a.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

This Amendment is effective November 20, 2008.

For those policies that were recently issued in conjunction with the

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	Aug 24, 2009
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	Aug 24, 2009
Peter G. Ferris
Second Vice President & Actuary

Exchange/Replacement Program Eff. 11/20/08

C.M. LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	Aug 24, 2009
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ PAUL R. MYERS	Date:	Aug 20, 2009
Print name:	Paul R. Myers
Title:	VP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ MELINDA A. DRESSLER	Date:	08/20/09
Print name:	Melinda A. Dressler
Title:	2nd VP, Treaty

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective January 1, 2009, the Amendment effective date, the Reinsurer is hereby assigned quota share percentages for                      coverages as stated in the attached table, Exhibit II: Reinsurer’s Special Case Assigned Pool Percentages. These percentages are applied beginning on the Certificate Issue Date for each group shown in Exhibit II: Reinsurer’s Special Case Assigned Pool Percentages and shall continue to be applied until certain maximum limits set by each reinsurer and location are reached, at which time the quota share percentages for the Reinsurer may be changed (for inforce as well as new business) and another amendment would then be required. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	3/10/09
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	3/10/09
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ PETER G. FERRIS	Date:	3/10/09
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ PAUL R. MYERS	Date:	March 6, 2009
Print name:	Paul R. Myers
Title:	2nd VP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ JAMES M. FILMORE	Date:	March 9, 2009
Print name:	James M. Filmore
Title:	VP & Actuary

EXHIBIT II: Reinsurer’s Special Case Assigned Pool Percentages

Munich American Reassurance Company Effective 1/1/2009

SPECIFIC GROUP POLICIES
Group/Location	Certificate Issue Dates	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this location	Cession Code